EXHIBIT 21.1

Subsidiaries of Verint Systems Inc.
(as of March 1, 2015)

Name	Jurisdiction of Incorporation or Organization

Blue Pumpkin Software Israel Ltd.	Israel
Ciboodle Customer Interaction Solutions South Africa (PTY) Ltd	South Africa
Ciboodle, Inc.	Delaware
Ciboodle Ireland Ltd.	Ireland
Ciboodle (Land and Estates) Ltd.	United Kingdom
Ciboodle Ltd.	United Kingdom
CIS Comverse Information Systems Ltd.	Israel
Edgar Acquisition Company Limited	United Kingdom
Febrouin Investments Ltd.	Cyprus
Focal Info Israel Ltd.	Israel
Global Management Technologies, LLC	Delaware
Global Management Technologies Asia-Pacific PTY Limited	Australia
Graham Technology BV	Netherlands
Iontas Limited	Ireland
KANA Software BV	Netherlands
KANA Software Ireland Limited	Ireland
KANA Software Ireland No. 2 Limited	Ireland
KANA Software KK	Japan
KANA Software Limited	United Kingdom
KANA Software PTY Ltd.	Australia
KANA Solutions Limited	United Kingdom
Lagan Technologies Limited	United Kingdom
MultiVision Holdings Limited	British Virgin Islands
Permadeal Limited	Cyprus
Permarcard Limited	Cyprus
PT Ciboodle Indonesia	Indonesia
Rontal Engineering Applications (2001) Ltd.	Israel
Suntech S.A.	Brazil
Sword Soft, Inc.	Delaware
Syborg GmbH	Germany
Syborg Grundbesitz GmbH	Germany
Syborg Informationsysteme b.h. OHG	Germany
Trinicom Belgie NV	Belgium
Trinicom Duetschland Gmbh	Germany
Trinicom UK Ltd	United Kingdom
Triniventures BV	Netherlands
UTX Technologies Limited	Cyprus
Verint Acquisition LLC	Delaware
Verint Americas Inc.	Delaware
Verint Netherlands BV	Netherlands
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems (India) Private Ltd.	India

Name	Jurisdiction of Incorporation or Organization

Verint Systems (Singapore) Pte. Ltd. (1)	Singapore
Verint Systems (Zhuhai) Limited	People's Republic of China
Verint Systems B.V.	The Netherlands
Verint Systems Belgium N.V.	Belgium
Verint Systems Bulgaria	Bulgaria
Verint Systems Canada Inc.	Canada
Verint Systems Cayman Limited	Cayman Islands
Verint Systems GmbH	Germany
Verint Systems Holdings B.V.	The Netherlands
Verint Systems Japan K.K.	Japan
Verint Systems Ltd.	Israel
Verint Systems New Zealand Limited	New Zealand
Verint Systems Poland sp.z.o.o.	Poland
Verint Systems SAS	France
Verint Systems UK Ltd.	United Kingdom
Verint Technology Inc.	Delaware
Verint Technology UK Limited	United Kingdom
Verint Video Solutions Inc.	Nevada
Verint Video Solutions SL	Spain
Verint Witness Systems UK Ltd.	United Kingdom
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de C.V.	Mexico
Verint Witness Systems Services S.A. de C.V.	Mexico
Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil
Verint Systems (Taiwan) Ltd.	Taiwan (Republic of China)
Verint WS Holdings Ltd.	United Kingdom
View Links Euclipse Ltd.	Israel
Victory Acquisition I LLC	Delaware
Vovici LLC	Delaware
Witness Systems Software (India) Private Limited	India
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(1)          We own a 50% equity interest in this entity and do not have the power to unilaterally direct or cause the direction of the management and policies of this entity.